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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 31, 1995 appearing on Page 32 of the 1995 Annual Report to Shareholders of Identix Incorporated, which is incorporated by reference in Identix Incorporated's Annual Report on Form 10-K for the year ended June 30, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 19 of such Annual Report on Form 10-K.




PRICE WATERHOUSE LLP


San Jose, California
May 16, 1996